                                                                     EXHIBIT 2.1
================================================================================

                             ARRANGEMENT AGREEMENT

                                    among:

                             Siebel Systems, Inc.,
                            a Delaware corporation;

                         3045856 Nova Scotia Company,
                  a Nova Scotia unlimited liability company;

                             2000066 Ontario Inc.,
                            an Ontario corporation;

                                      and

                              Janna Systems Inc.,
                            an Ontario corporation


                        ______________________________

                        Dated as of September 11, 2000
                        ______________________________

================================================================================

                               Table Of Contents

                                                                                                      Page
1.   Description Of Transaction.......................................................................   1
     1.1   Implementation Steps by the Company........................................................   1
     1.2   Implementation Steps by Parent, ExchangeCo and Nova Scotia Co..............................   2
     1.3   Interim Order..............................................................................   2
     1.4   Articles of Arrangement....................................................................   3
     1.5   Adjustments in the Parent Stock Exchange Ratio and the Exchangeable Share Exchange Ratio...   5
     1.6   Management Proxy Circular; Securities Law Compliance.......................................   5
     1.7   Preparation of Filings.....................................................................   6

2.   Representations And Warranties Of The Company....................................................   7
     2.1   Subsidiaries; Due Organization; Etc........................................................   7
     2.2   Certificate of Incorporation and Bylaws....................................................   8
     2.3   Capitalization, Etc........................................................................   8
     2.4   Canadian Securities Commissions Filings; Financial Statements; Books and Records...........   9
     2.5   Absence of Changes.........................................................................  10
     2.6   Title to Assets............................................................................  12
     2.7   Receivables; Customers; Inventories........................................................  13
     2.8   Real Property; Equipment; Leasehold........................................................  13
     2.9   Proprietary Assets.........................................................................  13
     2.10  Contracts..................................................................................  16
     2.11  Sale of Products; Performance of Services..................................................  18
     2.12  Liabilities................................................................................  19
     2.13  Compliance with Legal Requirements.........................................................  19
     2.14  Certain Business Practices.................................................................  19
     2.15  Governmental Authorizations................................................................  19
     2.16  Tax Matters................................................................................  20
     2.17  Employee and Labor Matters; Benefit Plans..................................................  21
     2.18  Environmental Matters......................................................................  24
     2.19  Insurance..................................................................................  25

                                      i.

                               Table Of Contents
                                  (continued)

                                                                                                      Page
     2.20  Transactions with Affiliates...............................................................  25
     2.21  Legal Proceedings; Orders..................................................................  26
     2.22  Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement..........  26
     2.23  No Discussions.............................................................................  26
     2.24  Accounting Matters.........................................................................  26
     2.25  Vote Required..............................................................................  27
     2.26  Non-Contravention; Consents................................................................  27
     2.27  Fairness Opinion...........................................................................  28
     2.28  Financial Advisor..........................................................................  28
     2.29  Reporting Issuer Status....................................................................  28
     2.30  Registration Rights........................................................................  28
     2.31  Full Disclosure............................................................................  29

3.   Representations And Warranties Of Parent, ExchangeCo And Nova Scotia Co..........................  29
     3.1   Due Organization; Subsidiaries.............................................................  29
     3.2   Capitalization.............................................................................  29
     3.3   SEC Filings; Financial Statements..........................................................  30
     3.4   Authority; Binding Nature of Agreement.....................................................  30
     3.5   No Vote Required...........................................................................  31
     3.6   Non-Contravention; Consents................................................................  31
     3.7   Valid Issuance.............................................................................  31
     3.8   Accounting Matters.........................................................................  31
     3.9   Disclosure.................................................................................  31

4.   Certain Covenants Of The Company.................................................................  32
     4.1   Access and Investigation...................................................................  32
     4.2   Operation of the Company's Business........................................................  33
     4.3   No Solicitation............................................................................  36

                               Table Of Contents
                                  (continued)

                                                                                                      Page
5.   Additional Covenants Of The Parties..............................................................  38
     5.1   Company Securityholders' Meeting...........................................................  38
     5.2   Regulatory Approvals.......................................................................  39
     5.3   Company Options............................................................................  40
     5.4   Employee Benefits..........................................................................  41
     5.5   Indemnification of Officers and Directors..................................................  42
     5.6   Pooling of Interests.......................................................................  42
     5.7   Additional Agreements......................................................................  42
     5.8   Disclosure.................................................................................  43
     5.9   Affiliate Agreements.......................................................................  43
     5.10  Listing....................................................................................  44
     5.11  Public Corporation.........................................................................  44

6.   Conditions Precedent To Obligations Of Parent, Exchangeco And Nova Scotia Co.....................  44
     6.1   Accuracy of Representations................................................................  44
     6.2   Performance of Covenants...................................................................  44
     6.3   Securityholder Approval; Exercise of Dissent Rights........................................  45
     6.4   Consents...................................................................................  45
     6.5   Agreements and Documents...................................................................  45
     6.6   Employees..................................................................................  46
     6.7   No Material Adverse Change.................................................................  46
     6.8   Regulatory Approvals.......................................................................  46
     6.9   Court Orders...............................................................................  47
     6.10  Listing....................................................................................  47
     6.11  No Restraints..............................................................................  47
     6.12  No Governmental or Other Litigation........................................................  47
     6.13  Company Warrants...........................................................................  48
     6.14  Compliance with (S)3(a)(10) of the Securities Act..........................................  48

                               Table Of Contents
                                  (continued)

                                                                                                      Page
7.    Conditions Precedent To Obligation Of The Company...............................................  48
      7.1  Accuracy of Representations................................................................  48
      7.2  Performance of Covenants...................................................................  48
      7.3  Securityholder Approval....................................................................  48
      7.4  Documents..................................................................................  49
      7.5  Regulatory Approvals.......................................................................  49
      7.6  Court Orders...............................................................................  50
      7.7  Listing....................................................................................  50
      7.8  Effectiveness of Form S-3 Registration Statement...........................................  50
      7.9  No Restraints..............................................................................  50
      7.10 No Governmental Litigation.................................................................  50
      7.11 Compliance with (S)3(a)(10) of the Securities Act..........................................  50

8.    Termination.....................................................................................  50
      8.1   Termination...............................................................................  50
      8.2   Effect of Termination.....................................................................  52
      8.3   Expenses; Termination Fees................................................................  52

9.    Miscellaneous Provisions........................................................................  55
      9.1  Amendment..................................................................................  55
      9.2  Waiver.....................................................................................  56
      9.3  No Survival of Representations and Warranties..............................................  56
      9.4  Entire Agreement; Counterparts.............................................................  56
      9.5  Applicable Law; Jurisdiction...............................................................  56
      9.6  Disclosure Schedule........................................................................  56
      9.7  Attorneys' Fees............................................................................  57
      9.8  Assignability..............................................................................  57
      9.9  Notices....................................................................................  57
      9.10 Cooperation................................................................................  58

                               Table Of Contents
                                  (continued)

                                                                                                      Page
     9.11  Severability...............................................................................  58
     9.12  Currency...................................................................................  58
     9.13  Construction...............................................................................  58

                                   EXHIBITS

Exhibit A - Certain Definitions

Exhibit B - Form of Exchangeable Share Support Agreement

Exhibit C - Form of Affiliate Agreement

Exhibit D - Form of Noncompetition and Nonsolicitation Agreement

Exhibit E - Form of Release

Exhibit F - Form of Voting and Exchange Trust Agreement

Exhibit G - Persons to sign the Affiliate Agreement

Exhibit I - Form of Plan of Arrangement

                             ARRANGEMENT AGREEMENT

     THIS ARRANGEMENT AGREEMENT ("Agreement") is made and entered into as of September 11, 2000, by and among SIEBEL SYSTEMS, INC., a Delaware corporation ("Parent"); 3045856 Nova Scotia Company, a Nova Scotia unlimited liability company and an indirectly wholly owned subsidiary of Parent ("Nova Scotia Co"); 2000066 Ontario Inc., an Ontario corporation and an indirectly wholly owned subsidiary of Parent and a directly wholly owned subsidiary of Nova Scotia Co ("ExchangeCo"), and JANNA SYSTEMS INC., an Ontario corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. The respective boards of directors of the Company, Parent, ExchangeCo and Nova Scotia Co have approved the transactions contemplated by this Agreement, and the board of directors of the Company has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders for approval.

     B. The Arrangement is intended to (i) provide to holders of Common Shares who are Canadian Residents (as defined in Section 1.4) the opportunity to dispose of their Common Shares in return for Exchangeable Shares on a tax-deferred or "rollover" basis for Canadian income tax purposes pursuant to the provisions of Section 85 of the Income Tax Act (Canada) and Section 1.4; and
(ii) be treated as a "pooling of interests" for financial reporting purposes under United States generally accepted accounting principles.

     C. In order to induce Parent to enter into this Agreement and to consummate the Arrangement, concurrently with the execution and delivery of this
Agreement: (i) the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option, exercisable under the circumstances specified therein, to purchase Common Shares; and (ii) certain shareholders of the Company are executing shareholder support agreements in favor of Parent (the "Shareholder Support Agreements").

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

     1.   DESCRIPTION OF TRANSACTION

          1.1 Implementation Steps by the Company. The Company covenants in favor of Parent, ExchangeCo and Nova Scotia Co that the Company shall:

               (a) as soon as practicable after the execution of this Agreement, apply in a manner acceptable to Parent, acting reasonably, under subsection 182(5) of the OBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

               (b) as soon as practicable after the execution of this Agreement, convene and hold the Company Securityholders' Meeting in accordance with Section 5.1 for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be acceptable to Parent, acting reasonably, and as may be set out in the notice for such meeting); provided, however, that the Company and Parent, acting reasonably and jointly, shall be entitled to adjourn or postpone the Company Securityholders' Meeting for a period of time agreed to by both the Company and Parent, if on the scheduled date of such Company Securityholders' Meeting all of the Consents required pursuant to
Section 6.8 have not been obtained;

               (c) subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court under subsections 182(3) and 182(5)(f) of the OBCA for the Final Order;

               (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement pursuant to subsection 183(2) of the OBCA;

               (e) on or prior to the Effective Date and subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in its favor, execute and deliver the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement; and

               (f) provide Parent with copies of and a reasonable opportunity to comment on all applications, circulars and other documents prepared by or on behalf of the Company in connection with the Arrangement and make any changes to such applications, circulars and documents as are acceptable to the Company and Parent, each acting reasonably.

          1.2 Implementation Steps by Parent, ExchangeCo and Nova Scotia Co. Parent, ExchangeCo and Nova Scotia Co covenant in favor of the Company that, on or prior to the Effective Date and subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of Parent, ExchangeCo and Nova Scotia Co:

               (a) Parent, ExchangeCo and Nova Scotia Co shall execute and deliver the Exchangeable Share Support Agreement;

               (b) Parent and ExchangeCo shall execute and deliver the Voting and Exchange Trust Agreement; and

               (c)  Parent shall issue to the Trustee the Special Voting Share.

          1.3 Interim Order. In the notice of motion for the application contemplated by Section 1.1(a), the Company shall request that the Interim Order provide:

                                       2.

               (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Securityholders' Meeting and for the manner in which such notice is to be provided;

               (b) that the requisite approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by the Company Securityholders, voting as a single class, present in person or by proxy at the Company Securityholders' Meeting (and that each holder of Common Shares is entitled to one vote for each Common Share held and each holder of Company Options and Company Warrants is entitled to the number of votes represented by the number of Common Shares into which such holder's Company Option or Company Warrants is convertible, rounded down to the nearest whole share and without regard to vesting requirements, if any);

               (c) that, in all other respects, the terms, restrictions and conditions of the bylaws and articles of incorporation of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Securityholders' Meeting; provided, however, the Company shall request that the Interim Order provide that the Company and Parent, acting reasonably and jointly, shall be entitled to adjourn or postpone the Company Securityholders' Meeting for a period of time agreed to by both the Company and Parent, if on the scheduled date of such Company Securityholders' Meeting all of the Consents required pursuant to Section 6.8 have not been obtained; and

               (d) for the grant of Dissent Rights to the holders of Common Shares.

          1.4 Articles of Arrangement. The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

               (a) that each outstanding Common Share (other than (i) the Common Shares that are held by holders who have exercised their Dissent Rights in accordance with Article 3 of the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such Common Shares and (ii) the Common Shares that are held by Parent or any of its Affiliates, if any) that is held by a holder who is a resident of Canada for purposes of the Income Tax Act (Canada) (a "Canadian Resident") shall be transferred by the holder thereof to ExchangeCo in exchange for 0.497 of a fully paid and non-assessable Exchangeable Share (the fraction specified in this Section 1.4(b), as such fraction may be adjusted in accordance with Section 1.5, is hereinafter referred to as the "Exchangeable Share Exchange Ratio") and the name of each such holder will be removed from the register of holders of Common Shares and added to the register of holders of Exchangeable Shares and ExchangeCo will be recorded as the holder of such Common Shares so transferred and shall be deemed to be the legal and beneficial owner thereof; provided that, for purposes of clarifying the foregoing, (1) the holders of Common Shares who are Canadian Residents and who make an effective Parent Stock Election (as defined below) on or prior to the Election Deadline will no longer be, and (2) the holders of Common Shares who are not Canadian Residents will not be, entitled to receive Exchangeable Shares and will be entitled to receive only shares of Parent Common Stock in accordance with
Section 1.4(b);

                                       3.

               (b) that each outstanding Common Share (other than (i) the Common Shares that are held by holders who have exercised their Dissent Rights in accordance with Article 3 of the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such Common Shares and (ii) the Common Shares that are held by Parent or any of its Affiliates, if any) that is held by a holder who is not a Canadian Resident or who is a Canadian Resident that has elected, in a duly completed letter of transmittal and election form deposited with the Depository (a "Parent Stock Election") no later than the Election Deadline to exchange such share for 0.497 of a share of Parent Common Stock, shall be transferred by the holder thereof to Nova Scotia Co in exchange for
0.497 of a fully paid and non-assessable share of Parent Common Stock (the fraction specified in this Section 1.4(a), as such fraction may be adjusted in accordance with Section 1.5, is hereinafter referred to as the "Parent Stock Exchange Ratio"), and the name of each such holder of Common Shares shall be removed from the register of holders of Common Shares and added to the register of holders of Parent Common Stock and Nova Scotia Co will be recorded as the holder of such Common Shares so transferred and will be deemed to be the legal and beneficial owner thereof;

               (c) no fractional Exchangeable Shares or fractional shares of Parent Common Stock shall be delivered. In lieu thereof, each holder of Common Shares who otherwise would be entitled to receive a fraction of an Exchangeable Share or a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Exchangeable Shares or fractional shares of Parent Common Stock, as the case may be, issuable to such holder) shall be paid by the Depository in an amount determined in accordance with Section 4.4 of the Plan of Arrangement;

               (d) that each Company Option that is outstanding and unexercised immediately prior to the Effective Time will be exchanged for an option to purchase Parent Common Stock pursuant to the terms of Section 5.3; and

               (e) that each Company Warrant, if any are outstanding and unexercised immediately prior to the Effective Time, will be exchanged for a warrant to purchase Parent Common Stock (a "Replacement Warrant"), provided that
(A) each Replacement Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (B) the number of shares of Parent Common Stock subject to each such Replacement Warrant shall be equal to the number of Common Shares subject to such warrant immediately prior to the Effective Time multiplied by the Parent Stock Exchange Ratio, rounding down to the nearest whole share, (C) the per share exercise price under each such Replacement Warrant shall be adjusted by dividing the U.S. Dollar Equivalent (calculated on the Effective Date) of the per share exercise price under such warrant by the Parent Stock Exchange Ratio and rounding up to the nearest whole cent and (D) any restriction on the exercise of any such Replacement Warrant shall continue in full force and effect and the term, exercisability and other provisions of such warrant shall otherwise remain unchanged; provided, however, that each Replacement Warrant assumed by Parent in accordance with this Section 1.4(e) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

                                       4.

          1.5 Adjustments in the Parent Stock Exchange Ratio and the Exchangeable Share Exchange Ratio. If, between the date of this Agreement and the Effective Time, the outstanding Common Shares or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Parent Stock Exchange Ratio and the Exchangeable Share Exchange Ratio shall be appropriately adjusted. The parties hereby acknowledge and agree that the Parent Stock Exchange Ratio, the Exchangeable Share Exchange Ratio and any numbers relating to the capitalization of Parent set forth in this Agreement including any such capitalization numbers in Section 3.2(a), reflect the two-for-one stock split of Parent Common Stock that was declared effective on September 8, 2000.

          1.6  Management Proxy Circular; Securities Law Compliance.

               (a) As promptly as practicable after the execution of this Agreement, and in any event within 25 days thereafter, the Company, in consultation with Parent, shall prepare the Management Proxy Circular (which shall be in form and content acceptable to Parent, acting reasonably) together with any other documents required by the Canadian Securities Laws or other applicable Legal Requirements in connection with the Arrangement, and the Company shall cause the Management Proxy Circular and other documentation required in connection with the Company Securityholders' Meeting to be sent to each holder of Common Shares, Company Options and Company Warrants and filed as required by the Interim Order and applicable Legal Requirements.

               (b) Parent and the Company shall use all reasonable efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance and first resale of (i) the Exchangeable Shares, the Parent Common Stock, the Replacement Options and the Replacement Warrants, if any, issued pursuant to the Arrangement, (ii) the Parent Common Stock issued upon exchange of the Exchangeable Shares pursuant to the provisions attaching to the Exchangeable Shares set forth in the Plan of Arrangement, and (iii) the Parent Common Stock issued from time to time upon the exercise of the Replacement Options and Replacement Warrants, if any, in each case without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Body or regulatory authority under any Canadian Securities Laws or other Legal Requirements or pursuant to the policies, rules and regulations of any Governmental Body administering such Canadian Securities Laws or other Legal Requirements, or the fulfilment of any other Legal Requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or the Company for purposes of Canadian Securities Laws).

               (c) As promptly as practicable after the execution of this Agreement, Parent shall file a Form S-3 Registration Statement (or other applicable form) in order to register under the Securities Act the Parent Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, and shall use its reasonable efforts to cause the Form S-3 to become effective and to maintain the effectiveness of such registration for

                                       5.

the period that such Exchangeable Shares remain outstanding. Notwithstanding anything to the contrary contained herein, Parent shall be under no obligation to file the Form S-3 Registration Statement if it shall, in its reasonable discretion, determine, based upon the written advice of counsel, that the issuance of shares of Parent Common Stock upon exchange of the Exchangeable Shares after the Effective Time is exempt from the registration requirements of
Section 5 of the Securities Act by virtue of Section 3(a)(9) thereof or by virtue of another exemption therefrom.

          1.7  Preparation of Filings.

               (a) Parent and the Company shall use their reasonable efforts to co-operate with one another in:

                    (i) the preparation of any application for the orders, any required registration statements and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under United States federal or state securities laws and under Canadian Securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

                    (ii) the taking of all such action as may be required under any applicable United States federal or state securities laws (including "blue sky laws") and any applicable Canadian Securities Laws in connection with the issuance of the Exchangeable Shares and the Parent Common Stock in connection with the Arrangement or the issuance and exercise of the Replacement Options or Replacement Warrants, if any are outstanding immediately prior to the Effective Time; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, with respect to the United States "blue sky" and Canadian provincial qualifications, neither Parent nor the Company (or any Subsidiary or Affiliate of Parent or the Company) shall be required to register or qualify as a foreign corporation or reporting issuer where any such Entity is not now or on the Effective Date so registered or qualified; and

                    (iii) the taking of all such action as may be required under the OBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

               (b) Each of Parent and the Company shall furnish to the other all such information concerning it and its shareholders as may be required for the effectuation of the actions described in Section 1.6 and this Section 1.7.

               (c) Each of Parent and the Company will notify the other promptly of the receipt of any comments from Canadian Securities Commissions, the SEC or its staff and of any request by Canadian Securities Commissions, the SEC or its staff for amendments or supplements to the Management Proxy Circular or a registration statement described in Section 1.6 or for additional information, and will supply the other with copies of all correspondence with Canadian Securities Commissions, the SEC or its staff with respect to the Management Proxy Circular or any such registration statement. Parent and the Company shall each promptly notify the other if at any time before or after the Effective Time it becomes aware that the

                                       6.

Management Proxy Circular or an application for an order or a registration statement described in Section 1.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Management Proxy Circular or such application or registration statement. In any such event, Parent and the Company shall co-operate in the preparation of a supplement or amendment to the Management Proxy Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of the Company and/or filed with the relevant securities regulatory authorities and/or stock exchanges.

               (d) The Company shall ensure that the Management Proxy Circular complies with all applicable Legal Requirements. Without limiting the generality of the foregoing, the Company shall ensure that the Management Proxy Circular provides the Company Securityholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Company Securityholders' Meeting and Parent shall provide all information regarding Parent reasonably necessary for the Company to do so.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, ExchangeCo and Nova Scotia Co that except as set forth in the Company Disclosure Schedule prepared in accordance with Section 9.6:

          2.1  Subsidiaries; Due Organization; Etc.

               (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any shares in the capital of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

               (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

               (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature

                                       7.

of its business requires such qualification, except where the failure to be so qualified would individually or in the aggregate not have a Material Adverse Effect on the Acquired Corporations.

          2.2 Certificate of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, articles, bylaws and other charter and organizational documents of the Company and each of the Company's material Subsidiaries identified in
Part 2.2 of the Company Disclosure Schedule, including all amendments thereto.

          2.3  Capitalization, Etc.

               (a) The authorized capital of the Company consists of (i) an unlimited number of Common Shares, of which 18,833,739 Common Shares have been issued and are outstanding as of the date of this Agreement and (ii) an unlimited number of preferred shares, of which no preferred shares are issued or outstanding as of the date of this Agreement. All of the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable. There are no Common Shares held by any of the other Acquired Corporations. None of the outstanding Common Shares is entitled or subject to any preemptive right, right of participation or any similar right; none of the outstanding Common Shares is subject to any right of first refusal in favor of the Company; and there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Common Shares. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Common Shares. Upon consummation of the Arrangement, (A) the shares of Parent Common Stock issued in exchange for any Common Shares that are subject to a Contract pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire any Common Shares will, without any further act of Parent, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract, and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such Contract.

               (b) As of the date of this Agreement: (i) 3,147,900 Common Shares are subject to issuance pursuant to stock options granted and outstanding under the Company's Amended and Restated Share Compensation Plan (the "Share Compensation Plan"), (ii) there are no Common Shares that are subject to issuance pursuant to the purchase rights granted under the Share Compensation Plan and (ii) 12,500 Common Shares are reserved for future issuance pursuant to the Company Warrants. (Purchase rights and options to purchase Common Shares (whether granted by the Company pursuant to the Company's stock plans, assumed by the Company in connection with any arrangement, merger, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of Common Shares subject to such Company Option; (iv) the exercise price of such

                                       8.

Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock plans pursuant to which any of the Acquired Corporations has granted outstanding stock awards, and the forms of all agreements evidencing such awards. The Company has delivered to Parent accurate and complete copies of the Company Warrants. The exercise price of the Company Warrants is Cdn$6.00 per share.

               (c) Except as set forth in Section 2.3(b), there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Common Shares or other shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that has the right to vote (other than the Common Shares) or that is or may become convertible into or exchangeable for any Common Shares or other shares of the capital stock or other securities of any of the Acquired Corporations; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any Common Shares or other shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person against any of the Acquired Corporations to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

               (d) All outstanding Common Shares, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

               (e) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances, other than restrictions on transfer contained in the articles of incorporation or other similar organizational documents of the Subsidiaries of the Company.

          2.4 Canadian Securities Commissions Filings; Financial Statements; Books and Records

               (a) The Company has delivered or made available to Parent accurate and complete copies of all prospectuses, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the Canadian Securities Commissions since January 1, 1996, and all amendments thereto (the "Company Securities Commission Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the Canadian Securities Commissions have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the Canadian Securities Commissions. As of the time it was filed with the Securities Commissions (or, if amended or superseded by a filing prior to the date of this

                                       9.

Agreement, then on the date of such filing): (i) each of the Company Securities Commission Documents complied in all material respects with the applicable requirements of the Canadian Securities Laws; and (ii) none of the Company Securities Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements (including any related notes) contained in the Company Securities Commission Documents: (i) complied as to form in all material respects with the published rules, regulations, policies and notices of the Canadian Securities Commissions applicable thereto; (ii) were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the Canadian Securities Commissions, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

               (c) The books, records and accounts of each of the Acquired Corporations, in all material respects, (i) have been maintained in accordance with good business practices consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of such Acquired Corporations and (iii) accurately and fairly reflect the basis for the financial statements referred to in Section 2.4(b). The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and
(ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

          2.5 Absence of Changes. Between December 31, 1999 and the date of this Agreement:

               (a) no event, violation, circumstance or other matter has occurred or arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

               (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                                      10.

               (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any shares, capital stock or other security (except for Common Shares issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any shares, capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any shares, capital stock or other security;

               (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to the certificate of incorporation, articles, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, amalgamation, arrangement, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (g) none of the Acquired Corporations has received any Acquisition Proposal;

               (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

               (i) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between December 31, 1999 and the date of this Agreement, exceeds Cdn$800,000 in the aggregate;

               (j) none of the Acquired Corporations has (i) entered into or permitted any of the assets, including the Acquired Corporation Proprietary Assets, owned or used by it to become bound by any Material Contract (as defined in Section 2.10) except in the ordinary course of business and consistent with past practices, or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

               (k) none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person except in the ordinary course of business and consistent with past practices,
(ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any material right;

               (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness having a value in excess of Cdn$30,000 in any individual case;

               (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except

                                      11.

for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

               (n) none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

               (o) none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan (as defined in Section 2.17), (ii) caused or permitted any Employee Plan to be amended in any material respect, or
(iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

               (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting principles or practices in any respect, except as otherwise required by Canadian or United States generally accepted accounting principles;

               (q)  none of the Acquired Corporations has made any Tax election;

               (r) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

               (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

               (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

               (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

          2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (3) liens described in Part 2.6 of the Company Disclosure Schedule.

                                      12.

          2.7  Receivables; Customers; Inventories.

               (a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 2000 and have not yet been collected)
(a) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (b) are current and will be collected in full, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed Cdn$250,000 in the aggregate).

               (b) Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor, other than routine travel, meal and related advances made to employees in the ordinary course of business.

               (c) Part 2.7(c) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than Cdn$750,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended December 31, 1999, or (ii) more than Cdn$350,000 of the consolidated gross revenues of the Acquired Corporations in the six month period ended June 30, 2000. The Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.7(c) of the Company Disclosure Schedule may cease dealing with any of the Acquired Corporations or may otherwise reduce the volume of business transacted by such Person with any of the Acquired Corporations below historical levels.

          2.8 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for:
(i) the leaseholds created under the real property leases identified in Part 2.8(a)(i) of the Company Disclosure Schedule; and (ii) the land described in
Part 2.8(a)(ii) of the Company Disclosure Schedule to which the Company has good and marketable fee title and which is owned by the Company free and clear of any Encumbrances, except for the Encumbrances identified in Part 2.8(ii) of the Company Disclosure Schedule.

          2.9  Proprietary Assets.

               (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure

                                      13.

Schedule identifies and provides a brief description of each Proprietary Asset owned by any of the Acquired Corporations that is material to the business of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to any Acquired Corporation under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Acquired Corporation Proprietary Asset subject thereto or materially impair the operations of either of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified or required to be identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. None of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations and with respect to which such other Person has any rights. There is no Acquired Corporation Contract (with the exception of end user license agreements, support agreements, consulting agreements and other customer contracts in the forms previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

               (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Employee Acknowledgement Agreement previously delivered by the Company to Parent, and
(ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of consulting agreement previously delivered to Parent. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

               (c) All patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting and none of the Acquired

                                      14.

Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person. None of the products, systems, software, computer programs, source code, models, algorithm, formula, compounds, inventions, designs, technology, proprietary rights or other intellectual property rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

               (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (e) None of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code or the release from any escrow of any other Acquired Corporation Proprietary Asset. Part 2.9(e)(i) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person any Acquired Corporation Source Code. Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code or the release from any escrow of any other Acquired Corporation Proprietary Asset.

               (f) Each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned or used by any of the Acquired Corporations for their internal business operations is Year 2000 Compliant. Each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by any of the Acquired Corporations is Year 2000 Compliant. Each of the Acquired Corporations has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, computer program and item of

                                      15.

software is Year 2000 Compliant. Each of the Acquired Corporations has obtained warranties or other written assurances from each of its suppliers or licensors of any material Acquired Corporation Proprietary Assets to the effect that the Acquired Corporation Proprietary Assets provided by such suppliers and licensors to the Acquired Corporations is Year 2000 Compliant. For purposes of this
Section 2.9, a computer, computer program or other item of software shall be deemed to be "Year 2000 Compliant" only if (i) the functions, calculations and other computing processes of such computer, program or software perform in a consistent and correct manner without interruption regardless of the date on which such functions, calculations and processes are actually performed and regardless of the date input to the applicable computer system (whether before, on or after January 1, 2000); (ii) such computer, program or software accepts and responds to year input in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; and (iii) such computer, program or software determines leap years in accordance with the following standard: (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

               (g) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

          2.10 Contracts.

               (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract"):

                    (i) any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, change in control or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of Cdn$25,000 to any current or former employee or director;

                    (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public, or (B) any Proprietary Asset which is not material to any of the Acquired Corporations' respective businesses and is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

                    (iii) any Contract that provides for indemnification of any officer, director, employee or agent;

                                      16.

                    (iv) any Contract pursuant to which (a) any monies have been loaned to any of the Acquired Corporations, or (B) any of the Acquired Corporations have granted a security interest in any of its assets;

                    (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                    (vi) any Contract (other than Contracts evidencing Company Options) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, or similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                    (vii) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the end-user licenses, support agreements, consulting agreements and other customer contracts in the forms previously delivered by the Company to Parent;

                    (viii) any Contract relating to any currency hedging;

                    (ix) any Contract containing "standstill" or similar provisions;

                    (x) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

                    (xi) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                    (xii) any Contract that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                    (xiii) any Contract that contemplates or involves the guaranteed payment or delivery of cash or other consideration in an amount or having a value in excess of Cdn$100,000 in the aggregate or the payment of such consideration any time within six months

                                      17.

prior to or within six months after the date of this Agreement, or contemplates or involves the performance of services having a value in excess of Cdn$100,000 in the aggregate; and

                    (xiv) any Contract that is otherwise material to any of the Acquired Corporations, including any Contract that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement or the Stock Option Agreement.

The Company has delivered to Parent an accurate and complete copy of each Acquired Corporation Contract that constitutes a Material Contract.

               (b) Each Acquired Corporation Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c) None of the Acquired Corporations has violated or breached, or committed any default in any material respect under, any Acquired Corporation Contract and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract. To the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract. Since January 1, 1998, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract.

          2.11 Sale of Products; Performance of Services

               (a) Each product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any
Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that has not had and would not have an adverse effect, in any material respect, on such product, system, program, Acquired Corporation Proprietary Asset or other asset (or the operation or performance thereof). Part 2.11(a) of the Company Disclosure Schedule contains an accurate and complete copy of the most recent "bug list" with

                                      18.

respect to each product, system, program or software module of each of the Acquired Corporations.

               (b) All installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

               (c) Since January 1, 1998, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) based upon any services performed by any of the Acquired Corporations.

          2.12 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since June 30, 2000 in the ordinary course of business and consistent with past practices; and
(c) liabilities described in Part 2.12 of the Company Disclosure Schedule.

          2.13 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since January 1, 1998 been, in compliance in all material respects with all applicable Legal Requirements. Since January 1, 1998, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible material violation of, or failure to comply with, any Legal Requirement.

          2.14 Certain Business Practices. None of the Acquired Corporations, and (to the best of the knowledge of the Company) no director, officer, agent or employee of any of the Acquired Corporations, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any equivalent legislation in any Canadian province, or
(iii) made any other unlawful payment. There is no Contract, judgment, injunction, order or decree binding upon any of the Acquired Corporations that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of any of the Acquired Corporations, any acquisition of property by any of the Acquired Corporations or the conduct of business by any of the Acquired Corporations as currently conducted.

          2.15 Governmental Authorizations.

               (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all

                                      19.

times since January 1, 1998 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 1998, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any of its respective products or services.

               (b) Part 2.15(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any Canadian (federal or provincial), U.S. (federal or state) or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule.

          2.16 Tax Matters.

               (a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements and will be true and correct in all material respects. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. All Taxes required to be withheld or collected have been and will continue to be withheld and paid or remitted on or before the applicable due date up to and before the Closing Date.

               (b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through June 30, 2000 in accordance with Canadian generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 2000 through the Closing Date.

               (c) No Acquired Corporation Return has ever been audited or to the knowledge of the Acquired Corporations, examined by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

                                      20.

               (d) No claim, Legal Proceeding adjustment, assessment or reassessment is pending or, to the best of the knowledge of the Company, has been threatened, either formally or informally, against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including related expenses) with respect to any notice of assessment or reassessment or similar document received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of assessment or reassessment or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Acquired Corporations has made any distribution of stock of any controlled corporation, as that term is defined in Code Section 355(a)(1).

               (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

               (f) Each Acquired Corporation is in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of any Governmental Body and the consummation of the Arrangement will have no adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

          2.17 Employee and Labor Matters; Benefit Plans.

               (a) Part 2.17(a) of the Company Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "Employee Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations. Part 2.17(a) also identifies each Legal Requirement pursuant to which any of the Acquired Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in

                                      21.

any foreign jurisdiction. The Company has delivered to Parent accurate and complete copies of the Employee Plans currently in force and all amendments thereto together with, as applicable, accurate and complete copies of all funding agreements and any Contracts relating to such Employee Plans (including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements), all summary descriptions of the Employee Plans provided to past or present participants therein, the two most recent actuarial reports, any annual information returns required to be filed under a Legal Requirement, the financial statements, if any, and evidence of any registration in respect thereof.

               (b) None of the Acquired Corporations has any knowledge of any fact, condition or circumstance since the date of the documents provided in accordance with section 2.17(a) above which would materially affect the information contained therein and, in particular, and without limiting the generality of the foregoing, no promises or commitments have been made by any of the Acquired Corporations and no plans exist to amend any Employee Plan or to provide increased benefits thereunder to any employee, except as required by a Legal Requirement.

               (c) All of the Employee Plans are, and have been since their establishment, duly registered where required by Legal Requirement (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in good standing under, and in compliance with, all Legal Requirements.

               (d) None of the Acquired Corporations has ever sponsored, maintained, contributed to or has been required to contribute to a pension plan registered under the Income Tax Act (Canada).

               (e) All Employee Plans have been administered in accordance with their terms, there are no outstanding defaults or violations by any of the Acquired Corporations of any obligation required to be performed by it in connection with any Employee Plan and no order has been made or notice given pursuant to any Legal Requirements requiring (or proposing to require) any of the Acquired Corporations to take (or refrain from taking) any action in respect of any Employee Plan.

               (f) All returns, filings, reports and disclosures relating to the Employee Plans required pursuant to the terms of the Employee Plans, Legal Requirements or any regulatory authority, have been filed or distributed in accordance with all requirements, all filing fees and levies imposed on the Employee Plans by the regulatory authorities or Legal Requirements have been made on a timely basis and the funds of the Employee Plans are not exposed to any late filing fees that have not been remitted.

               (g) There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the knowledge of any of the Acquired Corporations threatened with respect to the Employee Plans against any of the Acquired Corporations, the funding agent, the insurers or the fund of such Employee Plans, other than claims for benefits in the ordinary course.

                                      22.

               (h) No event has occurred and no condition or circumstance exists that has resulted or, could reasonably result in any Employee Plan being ordered or required to be terminated or wound-up in whole or in part or having its registration under any Legal Requirements being refused or revoked or being placed under the administration of any trustee or receiver or any regulatory authority or being required to pay any material taxes or penalties under any Legal Requirements;

               (i) No event has occurred and there has been no failure to act on the part of any of the Acquired Corporations or any administrator of any of the Employee Plans that could subject any of the Acquired Corporations to the imposition of any tax, penalty or other disability with respect to any Employee Plans, whether by way of indemnity or otherwise.

               (j) The contribution obligations of any of the Acquired Corporations to any of the Employee Plans that are multi-employer benefit plans are accurately set out in the collective agreements provided to Parent.

               (k) No Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director.

               (l) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing, the consummation of the Arrangement will not result in the acceleration of vesting of any unvested Company Options.

               (m) Part 2.17(m) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining agreement with a trade union or council of trade unions. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Acquired Corporations employees by way of certification, interim certification, voluntary recognition, designation or successor rights, has applied to be certified as a bargaining agent of any of the Acquired Corporations' employees or has applied to have any of the Acquired Corporations declared a related employer pursuant to the Labour Relations Act (Ontario). All of the employees of the Acquired Corporations are employed for an indefinite term and the employment of such employees may be terminated on reasonable notice.

               (n) Part 2.17(n) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work

                                      23.

because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

               (o) There are no agreements for the payment of any pension, bonus, share of profits, retirement allowance, insurance, hospitalization or other benefits for any of the employees of the Acquired Corporations except as set out in Part 2.17(o) of the Company Disclosure Schedule.

               (p) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment standards, employment practices, wages, bonuses, benefits and terms and conditions of employment, including employee compensation matters.

               (q) There are no actual or to the knowledge of the Acquired Corporations, threatened complaints or proceedings involving any of the Acquired Corporations under the Labour Relations Act (Ontario) or any other similar statute and there are no proceedings involving any of the Acquired Corporations under the Human Rights Act (Ontario), the Employment Standards Act (Ontario), the Pay Equity Act (Ontario), the Occupational Health and Safety Act (Ontario), the Workplace Safety and Insurance Act (Ontario), the Employee Health Tax Act (Ontario), the Canada Pension Plan or the Employment Insurance Act (Canada) or any other similar statute.

               (r) There are no material orders outstanding or issued by the Occupational Safety and Health Branch of the Ontario Ministry of Labour which have not been complied with or any material proceedings involving any of the Acquired Corporations'employees before the Ontario Workplace Safety and Insurance Board or any other similar tribunal or body.

               (s) Each of the Acquired Corporations has good employee relations, and none of the Acquired Corporations has any knowledge of any facts indicating that the consummation of the Arrangement or any of the other transactions contemplated by this Agreement will have a material adverse effect on employee relations of any of the Acquired Corporations.

               (t) All amounts owing in respect of employee payroll withholding obligations, remittances, premiums, contributions and assessments under provincial or federal statutes or employee benefit plans have been fully accrued in the books and records of the Acquired Corporations and wages, vacation pay, holiday pay and employee benefits of the employees of the Acquired Corporations have been fully accrued in the Corporations' books and records and reflected as such in the Corporations' financial statements.

          2.18 Environmental Matters. Each of the Acquired Corporations (i) is in compliance in all material respects with all applicable Environmental Laws, and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, Employee or otherwise, that alleges that any of the

                                      24.

Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the best of the knowledge of the Company, (a) all property that is leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern at levels which contravene, or which would require investigatory, corrective or remedial action to be taken under, Environmental Laws and any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any aboveground or underground storage tanks, asbestos, equipment using PCBs, underground injection wells, or associated works, and (c) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site. (For purposes of this Section 2.18: (A) "Environmental Law" means any federal, provincial, state, local, municipal or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes (including liquid, industrial and hazardous waste), hazardous material, toxic substances, dangerous substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

          2.19 Insurance. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and materials relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since January 1, 1998, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

          2.20 Transactions with Affiliates. Except as set forth in the Company Securities Commission Documents filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the Canadian Securities Commissions and the date of this Agreement, no event has occurred that would be required to be reported by the Company

                                      25.

pursuant to Item 8 of Form 30 prescribed pursuant to Section 176 of the Regulation under the Securities Act (Ontario). Part 2.20 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

          2.21 Legal Proceedings; Orders.

               (a) There is no pending Legal Proceeding, and to the best of the knowledge of the Company, no Person has threatened to commence any Legal
Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement or the Stock Option Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

          2.22 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and under the Stock Option Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Arrangement is fair to the Company Securityholders and in the best interests of the Company, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company and unanimously approved the Arrangement, and (c) unanimously determined to recommend the approval of this Agreement by the holders of Common Shares and directed that this Agreement and the Arrangement be submitted for consideration by the Company Securityholders at the Company Securityholders' Meeting (as defined in Section 5.1). This Agreement and the Stock Option Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and any similar law relating to creditors' rights, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          2.23 No Discussions. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

          2.24 Accounting Matters. Neither the Company nor, to the best of the knowledge of the Company, any Person who is (or who may be deemed to be) an "affiliate" (as

                                      26.

that term is used in Rule 145 under the Securities Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting, or adversely affect its ability to account, for the Arrangement as a "pooling of interests" under United States generally accepted accounting principles.

          2.25 Vote Required. Subject to the terms and conditions of the Interim Order, the approval of the Arrangement by two-thirds of the votes cast at the Company Securityholders' Meeting (the "Required Company Securityholder Vote") is the only vote of the holders of any class or series of the Company's capital and securities necessary to approve the Arrangement and to otherwise consummate the transactions contemplated by this Agreement.

          2.26 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or the Stock Option Agreement, nor (2) the consummation by the Company of the Arrangement or any of the other transactions contemplated by this Agreement or the Stock Option Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

               (b) subject to obtaining the Consents set forth in Section 6.8, contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract;

               (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

                                      27.

               (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Acquired Corporation Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Interim Order, the Final Order, Canadian Securities Laws, the OBCA, the Competition Act (Canada), the Investment Canada Act, the HSR Act, any other foreign antitrust law or regulation or the TSE Rules and Bylaws, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or the Stock Option Agreement by the Company, or (y) the consummation by the Company of the Arrangement or any of the other transactions contemplated by this Agreement or the Stock Option Agreement.

          2.27 Fairness Opinion. The Company's board of directors has received the written opinion of Broadview International LLC, financial advisor to the Company, dated the date of this Agreement, to the effect that the Parent Stock Exchange Ratio and the Exchangeable Share Exchange Ratio is fair to the shareholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

          2.28 Financial Advisor. Except for Broadview International LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to Broadview International LLC and all fees, commissions and other amounts that may become payable to Broadview International LLC by the Company if the Arrangement is consummated will not exceed an amount equal to (i) 1.25% of the first $100,000,000 of consideration received by the Company Securityholders pursuant to this Agreement on the Closing Date; plus (ii) 1% of all consideration beyond the first $100,000,000 of consideration received by the Company Securityholders pursuant to this Agreement on the Closing Date; plus (iii) $15,000 as payment of expenses. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to may become payable and all indemnification and other agreements related to the engagement of Broadview International LLC.

          2.29 Reporting Issuer Status. The Company is a "reporting issuer" or has equivalent status in each of the provinces of Canada which have such equivalent status and the Common Shares are listed on the TSE, and the Company has not been notified of any default or alleged default by the Company of any requirement of securities and corporate laws, regulations, orders, notices and policies.

          2.30 Registration Rights. No holder of securities issued by any of the Acquired Corporations has any right to compel such Acquired Corporation to register or otherwise qualify such securities for public sale in Canada or the United States.

                                      28.

          2.31 Full Disclosure.

               (a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.5(i) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

               (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Management Proxy Circular or any amendment thereto (including any information referred to therein or incorporated therein by reference) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Management Proxy Circular will comply as to form in all material respects with the provisions the Canadian Securities Laws, the OBCA and the regulations thereunder, the Rules and Bylaws of the TSE, and of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     3.   Representations And Warranties Of Parent, Exchangeco And Nova Scotia
Co

     Parent, ExchangeCo and Nova Scotia Co represent and warrant to the Company as follows:

          3.1 Due Organization; Subsidiaries. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ExchangeCo is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario. Nova Scotia Co is a corporation duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia. Each of Parent, ExchangeCo and Nova Scotia Co has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound.

          3.2  Capitalization.

               (a) The authorized capital stock of Parent consists of 800,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock of Parent. As of August 1, 2000, 416,618,290 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of July 14, 2000, (i) 5,901,330 shares of Parent Common Stock have been issued under Parent's Employee Stock Purchase Plan; and
(ii) 175,061,700 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options.

                                      29.

               (b) The authorized capital stock of ExchangeCo consists of an unlimited number of common shares. As of September 11, 2000, 100 common shares of ExchangeCo were issued and outstanding. All of the outstanding common shares of ExchangeCo have been duly authorized and validly issued, and are fully paid and nonassessable.

               (c) The authorized capital stock of Nova Scotia Co consists of 100,000,000,000,000 common shares. As of September 11, 2000, 100 common shares of Nova Scotia Co were issued and outstanding. All of the outstanding common shares of Nova Scotia Co have been duly authorized and validly issued, and are fully paid and nonassessable.

          3.3  SEC Filings; Financial Statements.

               (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1999 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

          3.4 Authority; Binding Nature of Agreement. Parent, ExchangeCo and Nova Scotia Co have the requisite corporate power and authority to perform their obligations under this Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement and with respect to Parent only, under the Stock Option Agreement; and the execution, delivery and performance by Parent, ExchangeCo and Nova Scotia Co of this Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement and by Parent of the Stock Option Agreement have been duly authorized by all necessary action on the part of Parent, ExchangeCo and Nova Scotia Co and their respective boards of directors. This Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement constitute or will constitute legal, valid and binding obligations of Parent, ExchangeCo and Nova Scotia Co, and the Stock Option Agreement constitutes the legal, valid and binding

                                      30.

obligation of Parent, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.5 No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Arrangement.

          3.6 Non-Contravention; Consents. Neither the execution and delivery of this Agreement, the Exchangeable Share Support Agreement or the Voting and Exchange Trust Agreement by Parent, ExchangeCo and Nova Scotia Co nor the consummation by Parent, ExchangeCo or Nova Scotia Co of the Arrangement will (a) conflict with or result in any breach of any provision of the certificate or articles of incorporation or bylaws of Parent, ExchangeCo or Nova Scotia Co, (b) result in a default by Parent, ExchangeCo or Nova Scotia Co under any Contract to which Parent, ExchangeCo or Nova Scotia Co is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent, ExchangeCo or Nova Scotia Co of any order, writ, injunction, judgment, decree or other Legal Requirement to which Parent, ExchangeCo or Nova Scotia Co is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Interim Order, the Final Order, the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they may relate to the Management Proxy Circular), Parent, Exchange Co and Nova Scotia Co are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement or the consummation of the Arrangement.

          3.7 Valid Issuance. The Exchangeable Shares and the Parent Common Stock to be issued in the Arrangement and on exchange of the Exchangeable Shares will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

          3.8 Accounting Matters. Neither Parent nor to the best of the knowledge of Parent, any Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting, or adversely affect its ability to account, for the Arrangement as a "pooling of interests" under United States generally accepted accounting principles.

          3.9 Disclosure. None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-3 Registration Statement will, at the time the Form S-3 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Management Proxy Circular will, at the time the Management Proxy Circular is

                                      31.

mailed to the Company Securityholders or at the time of the Company Securityholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     4.   Certain Covenants Of The Company

          4.1  Access and Investigation.

               (a) During the period from the date of this Agreement through the earlier of (A) the Effective Time and (B) the termination of this Agreement pursuant to the terms of Section 8.1 (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (1) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (2) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                    (i) all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of shareholders' equity and statements of cash flows and
(B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management;

                    (ii) any written materials or communications sent by or on behalf of the Company to its shareholders;

                    (iii) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

                    (iv) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Arrangement or any of the other transactions contemplated by this Agreement; and

                    (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

                                      32.

               (b) Parent and the Company agree that the Confidentiality Agreement shall apply to all documents and information provided to Parent pursuant to Section 4.1(a).

          4.2  Operation of the Company's Business.

               (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) the Company shall cause to be provided all notices, assurances and support required by any Acquired Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs that could result in, or could increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any Acquired Corporation Source Code, or (B) a release from any escrow of any Acquired Corporation Source Code that has been deposited or is required to be deposited in escrow under the terms of such Acquired Corporation Contract; (v) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement, and (B) any Legal Proceeding commenced, or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement; and (vi) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company's business.

               (b) During the Pre-Closing Period, the Company shall not and shall not permit any of the other Acquired Corporations to (except (i) with the prior written consent of Parent which shall not be unreasonably withheld or delayed and (ii) with respect to any matter that is expressly required by this Agreement):

                    (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Common Shares or other shares of capital stock, or repurchase, redeem or otherwise reacquire any Common Shares or other shares of capital stock or other securities;

                    (ii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                                      33.

                    (iii) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, arrangement, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

                    (iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                    (v) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations, do not exceed Cdn$100,000 monthly in the aggregate);

                    (vi) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, (A) any Material Contract which relate to (1) the transfer, development, sharing or license of any of the Acquired Corporation Source Code, except for licenses of certain source code known as Janna Software Development Kit and source code escrow agreements substantially in the form previously provided to Parent (and with Montreal Trust Company of Canada, DSI Technology Escrow Services, Fort Knox Escrow Services, Inc. or FileSafe, Inc. as escrow agent) in each case in the ordinary course of business consistent with past practice, (2) any distribution arrangements, (3) any Proprietary Asset which is material to any of the Acquired Corporations' respective businesses, except for licenses of the Acquired Corporations' object code, documentation and certain source code known as Janna Software Development Kit in the ordinary course of business consistent with past practice, (4) the license of any Proprietary Asset by any of the Acquired Corporations to any Person on an exclusive basis or (5) a third party's ability to consent to any the transactions contemplated by this Agreement, or (B) any Material Contract not otherwise described in clause "(A)," other than in the ordinary course of business and consistent with past practice;

                    (vii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                    (viii) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and in accordance with past practices under its current line of credit with Royal Bank of Canada, but not to exceed an aggregate amount of Cdn$100,000);

                    (ix) hire any employee at the level of director or manager or above or with an annual base salary in excess of Cdn$125,000, or promote any employee except in order to fill a position vacated after the date of this Agreement;

                                      34.

                    (x) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                    (xi) take or permit to be taken any action that could preclude Parent from accounting for the Arrangement as a "pooling of interests" for accounting purposes;

                    (xii)  make any material Tax election;

                    (xiii) commence any Legal Proceeding (other than (A) for the routine collection of amounts owing to any of the Acquired Corporations or (B) in respect of a breach of this Agreement) or settle any Legal Proceeding;

                    (xiv) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                    (xv) agree or commit to take any of the actions described in clauses "(i)" through "(xiv)" of this Section 4.2(b).

               (c) During the Pre-Closing Period, each of Parent and the Company (the "Notifying Party") shall promptly notify the other party in writing of: (i) the discovery by the Notifying Party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Notifying Party; (iv) where the Company is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by the Company of any of the conditions set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (v) where Parent is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by Parent of any of the conditions set forth in Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent or the Company pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the other party contained in this Agreement.

                                      35.

               (d) During the Pre-Closing Period, the Company shall not and shall not permit any of the other Acquired Corporations to, except with the prior written consent of the Chief Financial Officer of Parent:

                    (i) sell, issue, grant or authorize the issuance or grant of (A) any Common Shares or other capital stock or other security, (B) any option, call, warrant or right to acquire any Common Shares or other capital stock or other security, or (C) any instrument convertible into or exchangeable for any Common Shares or other capital stock or other security, except that the Company may issue shares of Common Shares upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement; or

                    (ii) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company (A) may make routine, reasonable salary increases in connection with the Company's customary employee review process that do not individually exceed $10,000, and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans referred to in Part 2.17(a) of the Company Disclosure Schedule that do not individually exceed $10,000).

          4.3  No Solicitation.

               (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) subject to Section 5.1(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval the Arrangement by the Required Company Securityholder Vote, this
Section 4.3(a) shall not prohibit the Company from entering into a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and containing customary "standstill" provisions (a "Standard Confidentiality Agreement"), furnishing information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to an unsolicited written bona fide Offer that is reasonably likely to lead to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) or subject to Section 5.1(c), endorsing or recommending a Superior Offer if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.3 in a manner that directly or indirectly has led or contributed to the submission of such Offer, (2) the board of directors of the Company concludes in good faith, after considering the written advice of its

                                      36.

outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, (3) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed Standard Confidentiality Agreement and (4) at the same time as it furnishes any such information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The parties agree that for purposes of the preceding sentence (but for no other purpose), an Offer which is conditioned upon completion of due diligence shall be deemed to constitute a "Superior Offer" if such Offer otherwise meets the definition of "Superior Offer" as set forth in Exhibit A hereto. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company. Nothing in this Section 4.3(a) shall prohibit the Company from complying with the requirements of Section 99 of the Securities Act (Ontario) and corresponding provisions of applicable Canadian Securities Laws in response to an unsolicited take-over bid for the Company.

               (b) The Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal) advise Parent orally and in writing of any Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations in connection with an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

               (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

               (d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, on or after January 1, 1999, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

                                      37.

     5.   Additional Covenants Of The Parties

          5.1  Company Securityholders' Meeting

               (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of all Company Securityholders to vote on the approval of the Arrangement (the "Company Securityholders' Meeting"). The Company Securityholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement. The Company shall ensure that all proxies solicited in connection with the Company Securityholders' Meeting are solicited in compliance with all applicable Legal Requirements.

               (b) Subject to Section 5.1(c): (i) the Management Proxy Circular shall include a statement to the effect that the board of directors of the Company unanimously recommends that the Company Securityholders vote to approve the Arrangement at the Company Securityholders' Meeting (the unanimous recommendation of the Company's board of directors that the Company Securityholders vote to approve the Arrangement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the Company Board Recommendation is no longer unanimous.

               (c) Notwithstanding Section 4.3(a)(iv) and Section 5.1(b), at any time prior to the approval of this Agreement by the Required Company Securityholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent, and the Company's board of directors may endorse or recommend, but may not accept or enter into any Contract (other than a Standard Confidentiality Agreement pursuant to and in accordance with the terms of Section 4.3(a)) with respect to, a Superior Offer (such withdrawal or modification of the Company Board Recommendation or endorsement or recommendation of a Superior Offer in accordance with this Section 5.1(c) is hereinafter referred to as a "Company Board Recommendation Withdrawal"), if: (i) the Company provides Parent with at least three business days prior notice of any meeting of the Company's board of directors at which such board of directors will consider a Company Board Recommendation Withdrawal; (ii) any Offer that is causing the Company's board of directors to consider a Company Board Recommendation Withdrawal is an unsolicited, bona fide written Offer made by a third party and not withdrawn and is one which the Company's board of directors determines in good faith (after considering the written advice of an independent financial advisor of nationally recognized reputation) that such Offer constitutes a Superior Offer; (iii) the Company's board of directors determines in good faith, after having considered the written advice of the Company's outside legal counsel, that, the Company Board Recommendation Withdrawal is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's shareholders under applicable law; (iv) the Company Board Recommendation Withdrawal does not occur at any time within five business days after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such Company Board

                                      38.

Recommendation Withdrawal is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's shareholders under applicable law; and (v) neither the Company nor any of its Representatives shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3 in a manner that directly or indirectly has led or contributed to the making of a Superior Offer that resulted in the Company Board Recommendation Withdrawal.

               (d) The Company's obligation to call, give notice of and hold the Company Securityholders' Meeting in accordance with Section 5.1(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement, submission, endorsement or recommendation of any Superior Offer or other Acquisition Proposal by any Person (including the board of directors of the Company), or by any withdrawal or modification of the Company Board Recommendation.

               (e) If (i) prior to the time of the Company Securityholders' Meeting, a Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal or an Acquisition Proposal shall have otherwise become generally known to the shareholders of the Company, and (ii) such Acquisition Proposal is publicly and definitively withdrawn on a date (the "Acquisition Proposal Withdrawn Date") between the 30/th/ day prior to and the day prior to the date of the Company Securityholders' Meeting, then, at the request of Parent, in its sole discretion, the Company shall cause the Company Securityholders' Meeting to be adjourned or postponed (as determined by Parent in its sole discretion) for no more than 30 days after the Acquisition Proposal Withdrawn Date.

          5.2 Regulatory Approvals. Each party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Arrangement and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the Investment Canada Act, the Competition Act (Canada), the HSR Act and any other applicable foreign antitrust laws or regulations in connection with the Arrangement, if applicable. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Investment Canada Agency, the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, the Director or other representative of the Competition Tribunal (Canada), foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Arrangement or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Arrangement. Except as may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another,

                                      39.

and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the Competition Act (Canada), the HSR Act or any other foreign, federal or state antitrust or fair trade law, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries' ability to operate or retain any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is required by a Governmental Body in order to obtain a required Consent related to the Arrangement and is conditioned upon the consummation of the Arrangement. Within three business days after the date of this Agreement, the Company shall prepare and file with the TSE a notice of the option granted by the Company to Parent pursuant to the Stock Option Agreement and the proposed issuance of Common Shares issuable upon the exercise of such option and shall use its best efforts to cause the TSE to accept such notice, without conditions, as soon as practicable.

          5.3  Company Options.

               (a) Subject to Section 5.3(b), at the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be exchanged for an option to purchase Parent Common Stock (a "Replacement Option"), and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock plan under which it was issued and the terms of the agreement by which it is evidenced. Accordingly, from and after the Effective Time, (i) each Replacement Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Replacement Option shall be equal to the number of Common Shares subject to such option immediately prior to the Effective Time multiplied by the Parent Stock Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Replacement Option shall be adjusted by dividing the U.S. Dollar Equivalent (calculated on the Effective Date) of the per share exercise price under such option by the Parent Stock Exchange Ratio and rounding up to the nearest whole cent and (iv) any restriction on the exercise of any such option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such option shall otherwise remain unchanged; provided, however, that each Replacement Option assumed by Parent in accordance with this
Section 5.3(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. As soon as practicable (and in any event no later than 15 days) after the Effective Date, Parent shall file with the SEC a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Replacement Options assumed by Parent in accordance with this Section 5.3(a).

                                      40.

               (b)  Notwithstanding anything to the contrary contained in this
Section 5.3, in lieu of assuming outstanding Company Options in accordance with
Section 5.3(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing substantially equivalent replacement stock options in substitution therefor; provided that the tax consequences of such substitution to the holders of Company Options shall be substantially equivalent to the tax consequences to such holders if Parent had assumed such Company Options in accordance with Section 5.3(a).

              (c) Prior to the Effective Time, the Company shall use its reasonable best efforts to take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.3.

          5.4  Employee Benefits.

               (a) Parent currently intends to offer employment to all employees of the Acquired Corporations. Parent agrees that all employees of the Acquired Corporations who continue employment with Parent or the Acquired Corporations after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in either Parent's or the Acquired Corporations' health and welfare benefit plans; provided, however, that (i) nothing in this
Section 5.4 or elsewhere in this Agreement shall limit the right of Parent or any of the Acquired Corporations to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Parent or any of the Acquired Corporations terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period), the Continuing Employees shall be eligible to participate in Parent's health and welfare benefit plans, to substantially the same extent as similarly situated employees of Parent. The Continuing Employees shall be given, to the extent consistent with Parent's health and welfare benefit plans and with applicable law, service credit under Parent's health and welfare benefit plans, for purposes of eligibility and vesting, equal to the service credit currently provided to such Continuing Employees under the Company's comparable employee health and welfare benefit plans. The compensation paid and benefits provided to each employee who continues employment with either Parent or the Company after the Closing Date shall be paid or provided in accordance with Parent's compensation and benefits policies and shall be at least as favorable in the aggregate as the compensation and benefits provided to such employee immediately prior to the Closing Date. Nothing in this Section 5.4 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, any of the Acquired Corporations or any other Subsidiary or other Affiliate of Parent or any of the Acquired Corporations.

               (b) At the request of Parent, the Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participate) that contains a cash or deferred arrangement intended to qualify under section 401(k) of the Code.

                                      41.

               (c) At the request of Parent, the Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any other Employee Plan(s) sponsored, maintained or contributed to by any of the Acquired Corporations (or in which any of the Acquired Corporations participate).

          5.5  Indemnification of Officers and Directors.

               (a) All rights to indemnification existing in favor of those Persons who are directors and officers of any Acquired Corporation as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions occurring prior to the Effective Time, as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement shall survive the Arrangement and shall be the obligation of the Company and Parent for a period of six years from the Effective Time.

               (b) From the Effective Time until the sixth anniversary of the Effective Time, Parent or the Company shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that
(i) Parent or the Company, as the case may be, may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) Parent or the Company, as the case may be, shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $75,000 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds $75,000 in the aggregate, (A) Parent or the Company shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $75,000, and (B) Parent or the Company shall notify the Indemnified Persons of the amount by which any such future annual premiums exceeds $75,000 in the aggregate (the "Excess Amount") and shall permit the Indemnified Persons to pay the Excess Amount.

          5.6 Pooling of Interests. Each of the Company and Parent agrees (and the Company agrees to cause the Acquired Corporations) (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Arrangement as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) does not take any action that could adversely affect the ability of Parent to account for the Arrangement as a "pooling of interests." The Company agrees to provide to Ernst & Young LLP such letters as shall be reasonably requested by Ernst & Young LLP in connection with the letters referred to in Sections 6.5(f) and 6.5(g).

          5.7  Additional Agreements.

               (a) Subject to Section 5.7(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the

                                      42.

Arrangement and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 5.7(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Arrangement and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Arrangement or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Arrangement. Each of Parent and the Company shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.

               (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding relating to the Arrangement if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

          5.8 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Arrangement or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and neither Parent nor the Company shall permit any of its Subsidiaries or Representatives to, make any disclosure regarding the Arrangement or any of the other transactions contemplated by this Agreement unless (a) the other parties hereto shall have approved such disclosure or (b) the party making the disclosure shall have been advised by its outside legal counsel that such disclosure is required by applicable law or stock exchange requirements (it being understood that the party making such disclosure shall give notice to the other parties as far in advance of such disclosure as is reasonably practicable and will in good faith consult with the other party and consider the other party's suggestions concerning the nature, scope and manner of disclosure).

          5.9 Affiliate Agreements. The Company shall use all reasonable efforts to cause each Person identified in Part 2.20 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date

                                      43.

of the mailing of the Management Proxy Circular to the Company's shareholders, an Affiliate Agreement in the form of Exhibit C.

          5.10 Listing. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock being issued in connection with the Arrangement, including those issued upon the exchange of Exchangeable Shares from time to time and upon the exercise of Replacement Options or Replacement Warrants, if any to be approved for listing (subject to notice of issuance) on the Nasdaq National Market. Parent shall cause ExchangeCo to use its reasonable efforts to cause the Exchangeable Shares to be created and to be listed and posted for trading on the TSE by the Effective Time.

          5.11 Public Corporation. Parent shall use reasonable efforts to ensure that ExchangeCo remains a "public corporation" within the meaning of the Income Tax Act (Canada) for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Parent or any of its Affiliates).

     6. Conditions Precedent To Obligations Of Parent, Exchangeco And Nova Scotia Co

     The obligations of Parent, ExchangeCo and Nova Scotia Co to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (it being understood that as of the Effective Time, all conditions herein shall be deemed to be satisfied and any liability for failure to satisfy any condition herein shall be precluded):

          6.1 Accuracy of Representations. The representations and warranties of the Company contained in Section 2 of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time and (ii) as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of Parent), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

          6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

                                      44.

          6.3  Securityholder Approval; Exercise of Dissent Rights.

               (a) The Arrangement shall have been duly approved by the Required Company Securityholder Vote and holders of not more than 5% of the Common Shares issued and outstanding immediately prior to the Effective Time (which issued and outstanding Common Shares shall include Common Shares issuable pursuant to stock options, warrants or any other security of the Company that is granted and outstanding, if, pursuant to any Legal Requirement, including the Interim Order, any securityholder of the Company other than the holders of Common Shares is entitled to exercise Dissent Rights with respect to such options, warrants or other securities) shall have exercised their Dissent Rights (and not withdrawn such exercise) in connection with the Arrangement.

               (b) The Arrangement shall have been duly approved by the Required Company Securityholder Vote in accordance with any conditions in addition to those set forth in Section 6.3(a) which may be imposed by the Interim Order and which are satisfactory to Parent, acting reasonably.

          6.4 Consents. The Consents identified in Part 6.4 of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

          6.5 Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) Affiliate Agreements in the form of Exhibit C executed by each Person who is listed on Exhibit G and each other Person who is or could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

               (b) Noncompetition and Nonsolicitation Agreements in the form of Exhibit D, executed by William Tatham, David Shepherd, Errol Singer, Richard Broley, David Boswell, John Sheedy, Deanne Farrar, Lorraine Nave, Paul Devriendt, Thomas Predovic, Gary Pianosi, Edward Chick, Denis Tyrell and Alex Pryce (collectively, the "Key Employees") and a Release in the form of Exhibit E, executed by each of the Key Employees, J. Murray Armitage, E. Scott Beattie,
K. Ian McPhee and Jeffrey Dossett, except to the extent any such individual has died or become permanently mentally incapacitated;

               (c)  Plan of Arrangement;

               (d)  Exchangeable Share Support Agreement;

               (e)  Voting and Exchange Trust Agreement;

               (f) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, the Company and KPMG LLP, reasonably satisfactory in form and substance to Parent and KPMG LLP, to the effect that, after reasonable investigation, Ernst & Young LLP is not aware of any fact concerning the Acquired Corporations or any of the shareholders or affiliates of any of the Acquired Corporations that could preclude Parent from accounting for the Arrangement as a "pooling of interests" in accordance with United States

                                      45.

generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

               (g) a letter from KPMG LLP dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that KPMG LLP concurs with Parent management's conclusion that Parent may account for the Arrangement as a "pooling of interests" in accordance with United States generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

               (h) a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.6, 6.7, 6.12 and 6.13 have been duly satisfied; and

               (i) the written resignations of all officers and directors of each of the Acquired Corporations, effective as of the Effective Time.

          6.6 Employees. None of the individuals identified on Schedule 6.6(a) shall have ceased to be employed by the Company, or shall have indicated to the person such individual directly reports to, to any officer of the Company or to the board of directors of the Company that such individual intends to terminate his or her employment with the Company or, assuming that Parent offers such individual terms of employment at least as favorable as those contemplated by
Section 5.4(a), to decline to accept employment with Parent; and not more than one of the individuals identified on Schedule 6.6(b) shall have ceased to be employed by the Company or shall have indicated to either the person such individual directly reports to, to any officer of the Company or to the board of directors of the Company that such individual intends to terminate his or her employment with the Company or, assuming that Parent offers such individual terms of employment at least as favorable as those contemplated by Section 5.4(a), to decline to accept employment with Parent.

          6.7 No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Change on the Acquired Corporations.

          6.8  Regulatory Approvals.

               (a) Parent, ExchangeCo, Nova Scotia Co and the Company shall have obtained (1) the following Consents and (2) all other Consents by all Governmental Bodies that are necessary in connection with the Arrangement (other than, with respect to the Consents contemplated by this clause "(2)," Consents where the failure to obtain such Consents would not adversely impact in any material respect the ability of Parent or any of its Subsidiaries or Affiliates (including the Acquired Corporations) to conduct their respective businesses), and each such Consent shall be on terms and conditions reasonably satisfactory to Parent:

                    (i) Consents required under the Competition Act (Canada), if applicable to the consummation of the Arrangement;

                                      46.

                    (ii) Consents required under the Investment Canada Act, if applicable to the consummation of the Arrangement;

                    (iii) exemption orders from the Canadian Securities Commissions from the registration and prospectus requirements with respect to the transactions contemplated by this Agreement; and

                    (iv) exemption orders from the Canadian Securities Commissions which provide that the filing with the Canadian Securities Commissions and the TSE of certain documents filed by Parent with the SEC will satisfy any filing requirement of Parent and/or ExchangeCo in connection with the "reporting issuer" status of ExchangeCo and the listing and trading of the Exchangeable Shares on the TSE after the Closing.

               (b) The waiting period under the HSR Act, if applicable to the consummation of the Arrangement, shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Arrangement for any period of time; any similar waiting period under any applicable foreign antitrust law or regulation or other similar Legal Requirement shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained.

          6.9 Court Orders. The Interim Order and the Final Order shall each have been obtained in a form and on terms reasonably satisfactory to Parent and shall not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to Parent (acting reasonably).

          6.10 Listing. The shares of Parent Common Stock to be issued in connection with the Arrangement, including those to be issued upon the exchange of Exchangeable Shares from time to time and upon the exercise of Replacement Options or Replacement Warrants, if any are outstanding immediately prior to the Effective Time, shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market. The Exchangeable Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the TSE, subject to the filing of required documentation.

          6.11 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement illegal.

          6.12 No Governmental or Other Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and there shall not be pending any Legal Proceeding in which any other Person is a party or is otherwise involved and which would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on
Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of

                                      47.

the other transactions contemplated by this Agreement; (b) relating to the Arrangement and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's, ExchangeCo's or Nova Scotia Co's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that could materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Arrangement or any of the other transactions contemplated by this Agreement.

          6.13 Company Warrants. Parent shall have received assurances reasonably satisfactory to it that all Company Warrants shall have been exercised.

          6.14 Compliance with (S)3(a)(10) of the Securities Act(S). All applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied with respect to the issuance of Parent Common Stock and Exchangeable Shares pursuant to the Arrangement.

     7.   Conditions Precedent To Obligation Of The Company

     The obligation of the Company to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions (it being understood that as of the Effective Time, all conditions herein shall be deemed to be satisfied and any liability for failure to satisfy any condition herein shall be precluded):

          7.1 Accuracy of Representations. The representations and warranties of Parent, ExchangeCo and Nova Scotia Co contained in Section 3 of this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time and (ii) as such representations and warranties may be affected by transactions expressly required pursuant to this Agreement or pursuant to the written consent of the Company), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

          7.2 Performance of Covenants. All of the covenants and obligations that Parent, ExchangeCo and Nova Scotia Co are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

                                      48.

          7.3  Securityholder Approval.

               (a) The Arrangement shall have been duly approved by the Required Company Securityholder Vote.

               (b) The Arrangement shall have been duly approved by the Required Company Securityholder Vote in accordance with any conditions in addition to those set forth in Section 7.3(a) which may be imposed by the Interim Order and which are satisfactory to the Company, acting reasonably.

          7.4 Documents. The Company shall have received the following documents:

               (a)  Plan of Arrangement;

               (b)  Exchangeable Share Support Agreement;

               (c)  Voting and Exchange Trust Agreement; and

               (d) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1 and
7.2 have been duly satisfied.

          7.5  Regulatory Approvals..

               (a) Parent, ExchangeCo, Nova Scotia Co and the Company shall have obtained (1) the following Consents and (2) all other Consents by all Governmental Bodies that are necessary in connection with the Arrangement (other than, with respect to the Consents contemplated by this clause "(2)," Consents where the failure to obtain such Consents would not adversely impact in any material respect the ability of Parent or any of its Subsidiaries or Affiliates (including the Acquired Corporations) to conduct their respective businesses), and each such Consent shall be on terms and conditions reasonably satisfactory to Parent (it being understood that any Consents which would require any of the Acquired Corporations or the directors or officers of the Acquired Corporations to perform an illegal act shall be deemed not to be on terms and conditions reasonably satisfactory to Parent):

                    (i) Consents required under the Competition Act (Canada), if applicable to the consummation of the Arrangement;

                    (ii) Consents required under the Investment Canada Act (Canada), if applicable to the consummation of the Arrangement; and

                    (iii) exemption orders from the Canadian Securities Commissions from the registration and prospectus requirements with respect to the transactions contemplated by this Agreement.

               (b) The waiting period under the HSR Act, if applicable to the consummation of the Arrangement, shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed

                                      49.

not to consummate the Arrangement for any period of time; any similar waiting period under any applicable foreign antitrust law or regulation or other similar Legal Requirement shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained.

          7.6 Court Orders. The Interim Order and the Final Order shall each have been obtained in a form and on terms reasonably satisfactory to the Company and shall not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to the Company (acting reasonably).

          7.7 Listing. The shares of Parent Common Stock to be issued in connection with the Arrangement, including those to be issued upon the exchange of Exchangeable Shares from time to time and upon the exercise of Replacement Options or Replacement Warrants, if any are outstanding immediately prior to the Effective Time, from time to time, shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market. The Exchangeable Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the TSE, subject to the filing of required documentation.

          7.8 Effectiveness of Form S-3 Registration Statement. The Form S-3 Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of such Form S-3 Registration Statement shall have been issued (and not withdrawn) by the SEC and no proceedings for that purpose shall have been initiated (and still be pending) by the SEC. Parent shall have received all United States securities or "blue sky" authorizations necessary to issue the Parent Common Stock upon exchange of the Exchangeable Shares.

          7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement by the Company illegal.

          7.10 No Governmental Litigation. There shall not be pending any Legal Proceeding in which a Canadian Governmental Body is a party or is otherwise involved challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement.

          7.11 Compliance with (S)3(a)(10) of the Securities Act(S). All applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied with respect to the issuance of Parent Common Stock and Exchangeable Shares pursuant to the Arrangement.

     8.   Termination

          8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the approval of the Arrangement by the Required Company Securityholder Vote):

                                      50.

               (a)  by mutual written consent of Parent and the Company;

               (b) by either Parent or the Company if the Arrangement shall not have been consummated by February 28, 2001; provided, however, that (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Arrangement by February 28, 2001 is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time, and (ii) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) unless the Company shall have made any payment required to be made to Parent pursuant to Section 8.3(a) and shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(c);

               (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement;

               (d) by either Parent or the Company if (i) the Company Securityholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company Securityholders shall have taken a final vote on a proposal to approve the Arrangement, and (ii) the Arrangement shall not have been approved at the Company Securityholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Securityholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have made the payment required to be made to Parent pursuant to Section 8.3(a) and shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(d);

               (e) by Parent (at any time prior to the approval of the Arrangement by the Required Company Securityholder Vote) if a Triggering Event shall have occurred;

               (f) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section
6.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach; or

               (g) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made

                                      51.

on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach.

          8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

          8.3  Expenses; Termination Fees.

               (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Arrangement is consummated; provided, however, that:

                    (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Management Proxy Circular and any amendments or supplements thereto and (B) the filing by the parties hereto of the notification and report forms relating to the Arrangement under the HSR Act (if applicable) and the filing of any notice or other document under the Investment Canada Act, the Competition Act (Canada) and any other applicable foreign antitrust law or regulation (if applicable);

                    (ii) if (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b), (B) at or prior to the time of the termination of this Agreement, any Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal or an Acquisition Proposal shall have otherwise become generally known to the shareholders of the Company, (C) the failure of the Arrangement to be consummated on or before the date referred to in Section 8.1(b) is not directly attributable to a material breach of this Agreement by Parent or to any investigation or review of the Arrangement by any Governmental Body, and (D) prior to the date of termination of this Agreement, the Arrangement shall not have been duly approved by the Required Company Securityholder Vote then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(c)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 8.3(b), in an amount equal to $1,500,000 as payment in full of Parent's fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of

                                      52.

Parent in connection with the preparation and negotiation of this Agreement and the Stock Option Agreement and otherwise in connection with the Arrangement; and

                    (iii) if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) or by Parent pursuant to Section 8.1(e), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(d) or Section 8.3(e)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 8.3(b), in an amount equal to $1,500,000 as payment in full of Parent's fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and the Stock Option Agreement and otherwise in connection with the Arrangement.

               (b) In the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(d), any nonrefundable payment required to be made pursuant to clause "(ii)" or clause "(iii)" of the proviso to Section 8.3(a) shall be made prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), any nonrefundable payment required to be made pursuant to clause "(ii)" or clause "(iii)" of the proviso to Section 8.3(a) shall be made by the Company within two business days after such termination.

               (c) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b), (B) at or prior to the time of the termination of this Agreement, any Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal or an Acquisition Proposal shall have otherwise become generally known to the shareholders of the Company, (C) the failure of the Arrangement to be consummated on or before the date referred to in Section 8.1(b) is not directly attributable to a material breach of this Agreement by Parent or to any investigation or review of the Arrangement by any Governmental Body, and (D) prior to the date of termination of this Agreement, the Arrangement shall not have been duly approved by the Required Company Securityholder Vote, then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $10,050,000 (the "Initial Termination Fee"). In the case of termination of this Agreement by the Company pursuant to Section 8.1(b), the Initial Termination Fee, if it shall have become payable, shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b), the Initial Termination Fee, if it shall have become payable, shall be paid by the Company within two business days after such termination. If (A) the Initial Termination Fee has been paid or become payable and (B) within 360 days after the date of termination of this Agreement, an Acquisition Transaction (other than with Parent or one of Parent's Affiliates) is consummated or the Company enters into a definitive agreement with respect to an Acquisition Transaction (other than with Parent or one of Parent's Affiliates), the Company shall pay to Parent in cash an additional nonrefundable fee of $20,100,000, such payment to be made at or prior to the consummation of such Acquisition Transaction or the entering into of such definitive agreement, whichever is earlier.

               (d) (i) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), (B) at or prior to the time of the termination of this

                                      53.

Agreement, any Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal or an Acquisition Proposal shall have otherwise become generally known to the shareholders of the Company, and (C) such Acquisition Proposal is not publicly and definitively withdrawn on or before the day prior to the date of the Company Securityholders' Meeting, then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of the Initial Termination Fee. In the case of termination of this Agreement by the Company pursuant to Section 8.1(d), the Initial Termination Fee, if it shall have become payable, shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d), the Initial Termination Fee, if it shall become payable, shall be paid by the Company within two business days after such termination. If (A) the Initial Termination Fee has been paid or become payable and (B) within 360 days after the date of termination of this Agreement, an Acquisition Transaction (other than with Parent or one of Parent's Affiliates) is consummated or the Company enters into a definitive agreement with respect to an Acquisition Transaction (other than with Parent or one of Parent's Affiliates), the Company shall pay to Parent in cash an additional nonrefundable fee of $20,100,000, such payment to be made at or prior to the consummation of such Acquisition Transaction or the entering into of such definitive agreement, whichever is earlier.

               (ii) Notwithstanding anything to the contrary contained in
Section 8.3(d)(i), if (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), (B) at or prior to the time of the termination of this Agreement, any Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal or an Acquisition Proposal shall have otherwise become generally known to the shareholders of the Company, (C) such Acquisition Proposal is publicly and definitively withdrawn on or before the day prior to the date of the Company Securityholders' Meeting, and (D) within 360 days after the date of termination of this Agreement pursuant to Section 8.1(d), an Acquisition Transaction (other than with Parent or one of Parent's Affiliates) is consummated or the Company enters into a definitive agreement with respect to an Acquisition Transaction (other than with Parent or one of Parent's Affiliates), the Company shall pay to Parent in cash a nonrefundable fee of $30,150,000, such payment to be made at or prior to the consummation of such Acquisition Transaction or the entering into of such definitive agreement, whichever is earlier.

          (e) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to the amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount equal to $30,150,000. The fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination. Notwithstanding anything to the contrary contained in this Section 8.3(e), if: (i) at or prior to the time of the termination of this Agreement by Parent pursuant to Section 8.1(e), no Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal and an Acquisition Proposal shall not have otherwise become generally known to the shareholders of the Company; (ii) a Parent Event shall have occurred; (iii) the Company provides Parent with at least three business days prior notice of any meeting of the Company's board of directors at which such board of directors will consider whether, as a direct result of and a direct response to the occurrence of such Parent Event, the Company Board Recommendation must be withdrawn or modified in a manner adverse to Parent; (iv) the Company's board of directors determines in good faith, after having considered the written advice of the Company's outside legal counsel, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's shareholders under applicable law; (v) the Company Board Recommendation is not withdrawn or

                                      54.

modified in a manner adverse to Parent at any time within five business days after Parent receives written notice from the Company confirming that the Company's board of directors has determined that a withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's shareholders under applicable law; and (vi) Parent shall have terminated this Agreement pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash, at the time specified in the next sentence, a nonrefundable fee in the amount of $3,500,000 (the "Initial Triggering Event Fee"). The Initial Triggering Event Fee, if it shall have become payable, shall be paid by the Company within two business days after such termination. If (A) the Initial Triggering Event Fee has been paid or become payable and (B) within 360 days after the date of termination of this Agreement, an Acquisition Transaction (other than with Parent or one of Parent's Affiliates) is consummated or the Company enters into a definitive agreement with respect to an Acquisition Transaction (other than with Parent or one of Parent's Affiliates), the Company shall pay to Parent in cash an additional nonrefundable fee of $26,650,000, such payment to be made at or prior to the consummation of such Acquisition Transaction or the entering into of such definitive agreement, whichever is earlier.

          (f)  The parties hereby acknowledge and agree that for the purposes of
Section 8.3(a)(ii) and Sections 8.3(c), (d) and (e), the specific references to "Acquisition Proposal" and "Acquisition Transaction" shall not include an acquisition of additional Common Shares by Galileo Equity Management Inc. (a "Galileo Acquisition"); provided that (i) Galileo Equity Management Inc. holds the Common Shares for passive investment purposes only and (ii) none of the Acquired Corporations and no Representative of any of the Acquired Corporations shall have solicited, initiated, encouraged, induced or facilitated the making, submission or announcement of a Galileo Acquisition.

          (g) Notwithstanding anything to the contrary contained in this Agreement, if the Company fails to pay when due any amount payable under this
Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

     9.   Miscellaneous Provisions

          9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the

                                      55.

approval of the Arrangement by the Company's shareholders); provided, however, that after any such approval by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.2 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Arrangement.

          9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

          9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the laws of the Province of Ontario. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

          9.6 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the

                                      56.

corresponding numbered or lettered section in Section 2 and all other applicable representations and warranties to which the relevancy of such disclosure is readily apparent on its face, but shall not be deemed to relate to or to qualify any other representation or warranty.

          9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of Parent's or the Company's rights hereunder may be assigned by Parent or the Company without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by Parent or the Company, as the case may be, without such consent shall be void and of no effect. Notwithstanding the foregoing, Parent, ExchangeCo and Nova Scotia Co may assign, in their sole discretion, any or all of their respective rights and interests and may delegate any or all of their respective obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, ExchangeCo or Nova Scotia Co, as the case may be, provided that no such assignment or delegation shall relieve Parent, ExchangeCo or Nova Scotia Co of any of their respective obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the provisions of Section 5.5, which are intended for the benefit of the Indemnified Persons.

          9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent, ExchangeCo or Nova Scotia Co:

               Siebel Systems, Inc.
               1855 South Grant Street
               San Mateo, CA U.S.A. 94402
               Attn: Vice President, Legal Affairs
               Fax: (650) 295-5116

                                      57.

          if to the Company:

               Janna Systems Inc.
               3080 Yong Street, Suite 6020
               Toronto, Ontario, Canada M4N 3N1
               Attn: President and Chief Executive Officer
               Fax: (416) 483-4302

          9.10 Cooperation. Each of Parent and the Company agrees to cooperate fully with the other party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

          9.11 Severability In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          9.12 Currency Unless otherwise specified, all references in this Agreement to sums of money, "dollars" or "$" shall mean United States dollars.

          9.13 Construction.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

               (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                                      58.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                              SIEBEL SYSTEMS, INC.


                              By:_____________________________________


                              3045856 NOVA SCOTIA COMPANY


                              By:_____________________________________


                              2000066 ONTARIO INC.


                              By:_____________________________________



                              JANNA SYSTEMS INC.


                              By:_____________________________________


                               [Signature Page]

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

     Acquired Corporation Source Code. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Acquired Corporation Proprietary Asset.

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of transactions, other than the transactions contemplated by the Agreement, involving:

          (a) (i) any merger, plan of arrangement, consolidation, amalgamation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving any of the Acquired Corporations,
(ii) any transaction in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding voting securities of any of the Acquired Corporations, or (iii) any transaction in which any of the Acquired Corporations issues securities representing more than 20% of the outstanding voting securities of any of the Acquired Corporations;

          (b) any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations; or

          (c)  any liquidation or dissolution of any of the Acquired
Corporations.

     Affiliate. "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person,

                                     A-1.

directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement. "Agreement" shall mean the Arrangement Agreement to which this Exhibit A is attached, as it may be amended from time to time.

     Arrangement. "Arrangement" shall mean an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.1 of the Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

     Arrangement Resolution. "Arrangement Resolution" shall mean the special resolution to be passed by the Company Securityholders at the Company Securityholders Meeting.

     Articles of Arrangement. "Articles of Arrangement" shall mean the articles of arrangement of the Company in respect of the Arrangement required by Section 183(1) of the OBCA to be sent to the Director after the Final Order is made.

     Canadian Securities Commissions. "Canadian Securities Commissions" shall mean the securities commissions or other securities regulatory authorities of each of the provinces and territories of Canada.

     Canadian Securities Laws. "Canadian Securities Laws" shall mean the securities acts and comparable Legal Requirements of each of the provinces and territories of Canada.

     Closing Date. "Closing Date" shall mean the date to be designated by Parent and the Company with respect to the consummation of the transactions contemplated by the Agreement (the "Closing"), which in any event shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

     Common Shares. "Common Shares" shall mean the common shares in the capital of the Company.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

     Company Warrants. "Company Warrants" shall mean those certain warrants to purchase 12,500 Common Shares pursuant to a warrant agreement dated February 28, 2000 between the Company and a certain Entity.

                                     A-2.

     Company Securityholders. "Company Securityholders" shall mean the holders of Common Shares, the holders of Company Options and the holders of Company Warrants.

     Confidentiality Agreement. "Confidentiality Agreement" shall mean the Mutual Non-Disclosure Agreement dated as of March 9, 2000 between Parent and the Company.

     Consent. "Consent" shall mean any approval, consent, order, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Court. "Court" shall mean the Ontario Superior Court of Justice.

     Depository. "Depository" shall mean Montreal Trust Company of Canada at its principal office in Toronto, Ontario at the address set out in the letter of transmittal and election form in its capacity as a depository for the Common Shares under the Arrangement or such other trust company or other Entity that Parent may, in its reasonable discretion, choose as depository.

     Director. "Director" shall mean the Director appointed pursuant to Section 278 of the OBCA.

     Dissent Rights. "Dissent Rights" shall mean the rights of dissent in connection with the Arrangement described in Section 3.1 of the Plan of Arrangement.

     Effective Date. "Effective Date" shall mean the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement.

     Effective Time. "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement.

     Election Deadline. "Election Deadline" shall mean 5:00 p.m. (EST) on the date which is two business days prior to the date of the Company
Securityholders' Meeting.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust,

                                     A-3.

company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as am ended.

     Exchangeable Share Support Agreement. "Exchangeable Share Support Agreement" shall mean the agreement to be entered into among Parent, ExchangeCo and Nova Scotia Co, substantially in the form of Exhibit B attached to the Agreement, with such changes thereto as the parties to the Agreement, acting reasonably, may agree.

     Exchangeable Shares. "Exchangeable Shares" shall mean the exchangeable shares in the capital of ExchangeCo having substantially the rights, privileges, restrictions and condition set out in Appendix 1 of the Plan of Arrangement.

     Final Order. "Final Order" shall mean the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Time or, if appealed, then (unless such appeal is withdrawn or denied), as affirmed on appeal prior to the Effective Time.

     Form S-3 Registration Statement. "Form S-3 Registration Statement" shall mean the registration statement on Form S-3 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock upon the exchange of any Exchangeable Shares, as said registration statement may be amended prior to the time it is declared effective by the SEC in accordance with the provisions of the Agreement.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

     HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Interim Order. "Interim Order" means the interim order of the Court in respect of the Arrangement, as contemplated by Section 1.3 of the Agreement.

                                     A-4.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market or the TSE).

     Management Proxy Circular. "Management Proxy Circular" shall mean the notice of the Company Securityholders' Meeting and accompanying management proxy circular to be sent to the Company Securityholders in connection with the Company Securityholders' Meeting.

     Material Adverse Change on the Acquired Corporations. "Material Adverse Change on the Acquired Corporations" shall mean any change, effect, event or circumstance that is, or would reasonably be expected to be, material and adverse to (i) the business, condition, capitalization, operations, financial performance or prospects of the Acquired Corporations, taken as a whole, (ii) the ability of the Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's, ExchangeCo's or Nova Scotia Co's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Acquired Corporations; provided, however, that none of the following shall be deemed, in and of itself, to constitute a Material Adverse Change on the Acquired Corporations: (a) a change in the market price or trading volume of the Common Shares and (b) a reduction in revenue of the Company as a result of a delay in customer orders that are demonstrated to have resulted directly from the public announcement of the Arrangement.

     Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, operations, financial performance or prospects of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's, ExchangeCo's or Nova Scotia Co's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Acquired Corporations; provided, however, that none of the following shall be deemed, in and of itself, to constitute a Material Adverse Effect on the Acquired Corporations: (a) a change in the market price or trading volume of the Common Shares and (b) a reduction in revenue of the Company as a result of a delay in customer orders that are demonstrated to have resulted directly from the public announcement of the Arrangement. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, operations, financial performance or prospects of Parent and its Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that a change in the market price or trading volume of the Parent Common Stock shall not be deemed, in and of itself, to constitute a Material Adverse Effect on Parent.

     OBCA. "OBCA" shall mean the Business Corporations Act (Ontario) as now in effect and as it may be amended from time to time, including the regulations made thereunder.

     Offer. "Offer" shall mean an offer to acquire directly or indirectly 100% of the outstanding Common Shares of the Company or all or substantially all of its assets pursuant to a merger, plan of arrangement, consolidation, amalgamation, share exchange, business combination, tender offer, exchange offer, asset sale or other similar transaction.

     Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $0.001 par value per share, of Parent.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Plan of Arrangement. "Plan of Arrangement" shall mean the plan of arrangement substantially in the form of Exhibit I attached to the Agreement and any amendments or variations thereto made in accordance with Section 9.1 of the Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, model, algorithm, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. SEC. "SEC" shall mean the United States Securities and Exchange Commission. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Special Voting Share. "Special Voting Share" shall mean the share of special voting stock of Parent having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

                                     A-6.

     Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

     Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written Offer made by a third party on terms that the board of directors of the Company determines, in good faith, considering the written advice of an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's shareholders than the terms of the Arrangement; provided, however, that any such Offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such Offer is not committed and is not reasonably capable of being obtained by such third party.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment or employment tax or insurance premium, national and provincial health insurance tax, Canada Pension Plan amount, excise tax, goods and services tax ("GST") ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triggering Event. A "Triggering Event" shall be deemed to have occurred if:
(i) the board of directors of the Company shall have failed to unanimously recommend that the Company's shareholders vote to approve the Arrangement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation (it being understood that the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the Company Board Recommendation is no longer unanimous), or shall have taken any other action which a reasonable Person would believe indicates that the board of directors of the Company does not support the Arrangement or does not believe that the Arrangement is in the best interests of the Company's shareholders;
(ii) the Company shall have failed to include in the Management Proxy Circular the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Arrangement is in the best interests of the Company's shareholders; (iii) the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Arrangement is in the best interests of the Company's shareholders, within ten business days after Parent requests in writing that such recommendation or determination be

                                     A-7.

reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract providing for any Acquisition Proposal (other than a Standard Confidentiality Agreement permitted pursuant to and in accordance with the terms of Section 4.3(a)); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person other than Parent or any of Parent's Affiliates and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced or (B) otherwise fails to take all reasonable steps to oppose such Acquisition Proposal; or
(viii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached in any material respect or taken any action inconsistent in any material respect with any of the provisions set forth in Section 4.3; provided, however, that if: (1) a Material Adverse Effect on Parent shall have occurred (the "Parent Event"); (2) the board of directors of the Company shall have concluded in good faith, after having considered the written advice of its outside legal counsel, that the board of directors must disclose the facts giving rise to such Parent Event to its shareholders in order to comply with its fiduciary duties or obligations under Canadian Securities Laws; (3) the Company shall have given Parent as much advance notice as is reasonably practicable (and in any event at least two business days advance notice) prior to making any such disclosure; (4) the Company shall have consulted with Parent and considered Parent's suggestions concerning the nature, scope and manner of such disclosure; and (5) such disclosure shall be limited to disclosing the consequences under the Arrangement Agreement to the Company of withdrawing or modifying the Company Board Recommendation or endorsing or recommending a Superior Offer pursuant to the terms of Section 5.1(c) and only those underlying facts giving rise to the Parent Event that the board of directors of the Company must disclose pursuant to its fiduciary duties or the requirements of Canadian Securities Laws and nothing further, then such disclosure, in and of itself, shall not constitute a Triggering Event.

     Trustee. "Trustee" shall mean Montreal Trust Company of Canada or such other trust company or other Entity that Parent may, in its reasonable discretion, choose as trustee.

     TSE. "TSE" shall mean The Toronto Stock Exchange.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2000, included in the Company's Second Quarter Report for the fiscal quarter ended June 30, 2000, as filed with the OSC prior to the date of this Agreement.

     U.S. Dollar Equivalent. U.S. Dollar Equivalent shall mean, in respect of an amount expressed in Canadian dollars at any date, the product obtained by multiplying: (a) the number of Canadian dollars, by (b) the noon spot exchange rate on such date for Canadian dollars expressed in United States dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for Canadian dollars

                                     A-8.

expressed in United States dollars as may be deemed by the board of directors of the Company and the board of directors of Parent, acting jointly and reasonably, to be appropriate for such purpose.

     Voting and Exchange Trust Agreement. "Voting and Exchange Trust Agreement" shall mean an agreement to be made among Parent, ExchangeCo and the Trustee substantially in the form of Exhibit F attached to the Agreement, with such changes thereto as the parties hereto, acting reasonably, may agree.

                                     A-9.